CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Irit Arbel, President and Chief Executive Officer of Pluristem Life Systems, Inc., and Harvey Lawson, Chief Financial Officer of Pluristem Life Systems, Inc., each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) the quarterly report on Form 10-QSB of Pluristem Life Systems, Inc. for the three months period ended September 30, 2003 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Pluristem Life Systems, Inc.

Dated: November 19 2003

/s/ Irit Arbel
Irit Arbel
President and Chief Executive Officer
(Principal Executive Officer)

/s/ Harvey Lawson
Harvey Lawson
Chief Financial Officer
(Principal Financial Officer)

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Pluristem Life Systems, Inc. and will be retained by Pluristem Life Systems, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.